Exhibit 10.8


                           PLACEMENT AGENCY AGREEMENT


         This Placement Agency Agreement (this "Agreement") is made and entered into as of May 17, 2005 (the "Effective Date"), by and between Intraop Medical Corporation, a Nevada corporation (the "Company"), and Stonegate Securities, Inc., a Texas corporation ("Stonegate").

         WHEREAS, the Company desires to retain Stonegate as its non-exclusive placement agent, and Stonegate is willing to act in such capacity, in each case subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Stonegate (each a "Party" and collectively, the "Parties") hereby agree as follows:

1.   RETENTION OF STONEGATE; SCOPE OF SERVICES.

     (a) Subject to the terms and conditions set forth herein, the Company hereby retains Stonegate to act as the non-exclusive placement agent to the Company during the Contract Period (as defined in Section 2 below), and Stonegate hereby agrees to be so retained.

     (b) As the non-exclusive placement agent to the Company, Stonegate will have the non-exclusive right during the Contract Period to identify for the Company prospective purchasers, each of whom shall be accredited investors, as such term is defined in Rule 501 of the Securities Act of 1933, as amended (the "Securities Act") (such prospective purchaser being collectively, the "Purchasers" and each individually, a "Purchaser") in one or more placements (each, a "Placement" and collectively, the "Placements") of debt and/or equity securities to be issued by the Company, the type and dollar amount being as mutually agreed to by the Company and the Purchasers (the "Securities").

     (c) Terms of the Placements shall be as set forth in subscription documents, including any stock purchase or subscription agreement, escrow agreement, registration rights agreement, warrant agreement and/or other documents to be executed and delivered in connection with each Placement (collectively, the "Subscription Documents"). The Placements are intended to be exempt from the registration requirements of the Securities Act, pursuant to Regulation D
          ("Regulation D") of the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act.


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     (d)  Stonegate will act on a best efforts basis and will have no obligation to purchase any of the Securities offered in any Placement. During the Contract Period, Stonegate shall have the non-exclusive right to identify the Purchasers and arrange for all sales of Securities in the Placements. All sales of Securities in the Placements shall be subject to the approval of the Company, which approval may be withheld in the Company's sole discretion.

2.   CONTRACT PERIOD AND TERMINATION.

     (a) Stonegate shall act as the Company's non-exclusive placement agent under this Agreement for a period commencing on the Effective Date, and continuing until terminated by either Party upon 10 days notice to the other Party (the "Contract Period").

     (b) Upon termination, neither party will have any further obligation under this Agreement, except as provided in Sections 5, 6, 7, 8, 9 and 10 hereof.

3.   REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

     Each of the Parties represents to the other that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, (ii) this Agreement is enforceable against such Party in accordance with its terms, subject to applicable laws governing bankruptcy, insolvency and creditors' rights generally and (iii) this Agreement does not conflict with, violate, cause a default, right of termination, or acceleration (whether through the passage of time or otherwise) under any contract, agreement, or understanding binding upon such Party or any subsidiary of such Party.

4.   COVENANTS OF THE COMPANY.

     The Company covenants and agrees as follows:

     (a) Neither the Company nor any affiliate of the Company (as defined in Rule 501(b) of Regulation D) will sell, offer for sale, or solicit offers to buy, or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company which will be integrated with the sale of the Securities and cause the Placement to be a deemed a public offering requiring registration under the Securities Act.

     (b) Any and all filings and documents required to be filed in connection with or as a result of the Placements pursuant to federal and state securities laws are the responsibility of the Company and will be filed by the Company, other than NASD or other regulatory filings required to be made by Stonegate or a particular Purchaser, which shall be the obligation of Stonegate or such Purchaser, as applicable.

     (c) Any press release to be issued by the Company announcing or referring to any Placement in which Stonegate serves as the placement agent shall be subject to the prior review of Stonegate, such review not to be unreasonably withheld or delayed. Stonegate shall be permitted to publish a tombstone or similar advertisement upon completion of each Placement identifying itself as the Company's placement agent with respect thereto, subject to the prior review and approval of the Company, such review or approval not to be unreasonably withheld or delayed. This Agreement shall not be filed publicly by the Company or Stonegate without the prior written consent of Stonegate or the Company, respectively, unless required by applicable law or regulation.


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5.   FURNISHING OF COMPANY INFORMATION; CONFIDENTIALITY; OTHER MATTERS.

     (a) In connection with Stonegate's activities hereunder on the Company's behalf, the Company shall furnish Stonegate with all reasonable information concerning the Company and its operations that Stonegate deems necessary or appropriate (the "Company Information") and shall provide Stonegate with reasonable access to the Company's books, records, officers, directors, employees, accountants and counsel. The Company acknowledges and agrees that, in rendering its services hereunder, Stonegate will be using and relying upon the Company Information without independent verification thereof or independent appraisal of any of the Company's assets and may, in its sole discretion, use additional information contained in public reports or other information furnished by the Company or third parties.

     (b) Stonegate agrees that the Company Information will be used solely for the purpose of performing its services hereunder. Subject to the limitations set forth in subsection (c) below, Stonegate will keep the Company Information provided hereunder confidential and will not disclose such Company Information or any portion thereof, except (i) to a third party contacted by Stonegate on behalf of, and with the prior approval of, the Company pursuant hereto who has agreed to be bound by a confidentiality agreement satisfactory in form and substance to the Company, or (ii) to any other person for which the Company's consent to disclose such Company Information has been obtained.

     (c) Stonegate's confidentiality obligations under this Agreement shall not apply to any portion of the Company Information which (i) at the time of disclosure to Stonegate or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Stonegate in violation of this Agreement); (ii) was available to Stonegate on a non-confidential basis from a source other than the Company, provided that such source is not and was not bound by a confidentiality agreement with the Company; (iii) has been independently acquired or developed by Stonegate without violating any of its obligations under this Agreement; or (iv) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process). In the event that Stonegate becomes legally compelled to disclose any of the Company Information, Stonegate shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. Stonegate further agrees that it shall not buy, sell, transfer, make any short sale of, grant an option for the purchase of, or enter into any holdings or similar transaction with the same economic effect as a sale, with respect to any securities of the Company during such time as it is in possession of material non-public Company Information.


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     (d)  Stonegate  acknowledges  and agrees  that it will:  (i)  provide  each prospective Purchaser of Securities only with materials supplied to Stonegate by the Company or otherwise pre-approved by the Company, including, but not limited to: a placement memorandum, the form of stock purchase agreement and registration rights agreement and other related agreements (except that nothing herein shall be construed to require the Company to approve customary email communications by Stonegate to actual or prospective Purchasers of the Securities), (ii) at all times comply with all United States and foreign federal, state, local and common laws, and all rules, regulations and orders of any
          court  or   government   agency,   applicable  to  Stonegate  and  the
          performance  of  the  services   hereunder,   (iii)  comply  with  all
          applicable  United  States and foreign  federal  and state  securities laws, (iv) not engage in any acts which would cause the Company to lose or forfeit the exemption from registration to issue Securities afforded pursuant to Section 4(2) under the Securities Act or Rule 506 as promulgated under the Securities Act, and (v) use its commercially reasonable efforts to assist the Company in obtaining complete
          documentation   from  each  Purchaser  of  Securities   introduced  by
          Stonegate to the Company.

     (e) The obligations of the Parties under this Section 5 shall survive the termination of this Agreement for 12 months.

6.   FEES AND EXPENSES.

     (a) As compensation for services rendered by Stonegate in connection with the Placements, the Company agrees to pay Stonegate a fee (the "Agency Fee") of seven percent (7%) of the gross proceeds from the sale of Securities in the Placements. In the case of any proceeds from the sale of Securities to those persons or entities listed on Attachment 1 hereto (collectively, the "Excluded ------------- Purchasers") who elect to participate in the Placement, the Company shall pay Stonegate an agency fee (the "Reduced Agency Fee") equal to three and one-half percent (3.5%) of the gross proceeds from the sale of securities to such Excluded Purchasers. The Agency Fee and the Reduced Agency Fee shall be paid immediately upon the closing of each sale of Securities by the Company.

     (b) The Company shall also promptly reimburse Stonegate for all reasonable out-of-pocket expenses incurred by Stonegate and its directors, officers and employees in connection with the performance of Stonegate's services under this Agreement, up to an aggregate maximum of $20,000. Any expenses in excess of an aggregate of $20,000 for which Stonegate seeks reimbursement from the Company must have the prior written approval of the Company. Stonegate shall not incur any reimbursable out-of-pocket expense in excess of $5,000 without the prior written consent of the Company, such consent not to be unreasonably withheld. Stonegate will notify the Company before incurring any travel for the Company and will endeavor to have the Company direct billed for any such travel costs and expenses, as practicable. For these purposes, "out-of-pocket expenses" shall include, but not be limited to, attorneys' fees and costs, long distance telephone, facsimile, courier, mail, supplies, travel and similar expenses.


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     (c)  Upon  closing  of the  Placement,  the  Company  agrees  to  issue  to
          Stonegate  a  Securities   Purchase  Warrant  (the   "Representative's
          Warrant") entitling the holder(s) thereof to purchase an amount of Securities equal to seven percent (7%) of the total number of Securities sold in the closing for such Placement (three and one-half percent (3.5%) with respect to Securities sold to Excluded Purchasers) for a period of five (5) years at an exercise price per share equal to the price at which the Securities are sold to Purchasers. The Representative's Warrants shall be immediately exercisable from the date of the initial closing of the Placement. The Representative's Warrant shall otherwise be substantially in the form of Exhibit A attached hereto.

     (d) The obligations of the Parties under this Section 6 shall survive the termination of this Agreement for any reason.

7.   INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold Stonegate harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) related to or arising out of Stonegate's engagement hereunder or its role in connection herewith, and will reimburse Stonegate for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by Stonegate in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Stonegate is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Stonegate. The Company also agrees that Stonegate shall not have any liability to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result primarily from the bad faith, gross negligence or willful misconduct of Stonegate. In the event that the foregoing indemnity is unavailable (except by reason of the bad faith or gross negligence of Stonegate), then the Company shall contribute to amounts paid or payable by Stonegate in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Stonegate in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations. The foregoing shall be in addition to any rights that Stonegate may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of Stonegate. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against Stonegate or any other person entitled to indemnification or contribution under this subsection (a).

     (b) Stonegate agrees to indemnify and hold the Company harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Stonegate, and will reimburse the Company for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by the Company in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Company


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          is a party. In the event that the foregoing  indemnity is unavailable, then Stonegate shall contribute to amounts paid or payable by the Company in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Stonegate in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations. The foregoing shall be in addition to any rights that the Company may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling
          person  of  the  Company.   Stonegate   hereby  consents  to  personal
          jurisdiction, service and venue in any court in which any claim, which is subject to this agreement, is brought against the Company or any other person entitled to indemnification or contribution under this subsection (b).

     (c) The obligations of the Parties under this Section 7 shall survive the termination of this Agreement.

8.   NON-CIRCUMVENTION.

     The Company hereby agrees that, for a period of one year from the end of the Contract Period or other termination of this Agreement, the Company will not enter into any agreement, transaction or arrangement with any of the institutions (including their agents, principals and affiliates and the accounts and funds which they manage or advise) which Stonegate has introduced to the Company pursuant to a meeting, telephone call, any written communication, or by e mail, as prospective purchasers of the Securities in the Placements, which at the written request of the Company Stonegate has identified to the Company in writing on or prior to the termination of the Contract Period (collectively, the "Stonegate Contacts"), regardless of whether a transaction is consummated with such prospective purchasers, unless the Company notifies Stonegate in writing of the agreement, transaction or arrangement, and pays Stonegate a fee equal to the Agency Fee for securities of the Company sold to Stonegate Contacts.

9.   GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.

10.  ARBITRATION.

     Stonegate and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Any dispute which the parties cannot resolve may then be submitted by either party to binding arbitration in Dallas, Texas under the rules of the American Arbitration Association for resolution. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.


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11.  NO WAIVER.

     The failure or neglect of any party hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or waiver by any party of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

12.  SUCCESSORS AND ASSIGNS.

     The benefits of this Agreement shall inure to the benefit of the Parties, their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties shall be binding upon their respective successors and assigns. This Agreement may not be assigned by either Party without the express written consent of the other Party, which consent shall not be unreasonably withheld.

13.  NOTICES.

     All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, recognized overnight delivery service, or facsimile as follows:

                   If to the Company:
                   ------------------

                   Intraop Medical Corporation
                   3170 De La Cruz Boulevard
                   Suite 108
                   Santa Clara, California 95054
                   Facsimile: (408) 986-0222
                   Attention: Donald A. Goer, Chief Executive Officer


                   If to Stonegate:
                   ----------------

                   Stonegate Securities, Inc.
                   5940 Sherry Lane, Suite 410
                   Dallas, Texas  75225
                   Facsimile: (214) 987-1981
                   Attention: Scott Griffith, President

     Either Party may change its address or facsimile number set forth above by giving the other Party notice of such change in accordance with the provisions of this Section 13. A notice shall be deemed given (a) if by personal delivery, on the date of such delivery, (b) if by certified mail, on the date shown on the applicable return receipt, (c) if by overnight delivery service, on the day after the date delivered to the service, or
     (d) if by facsimile, on the date of transmission.


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14.  NATURE OF RELATIONSHIP.

     The Parties intend that Stonegate's relationship to the Company and the relationship of each director, officer, employee or agent of Stonegate to the Company shall be that of an independent contractor and not as an employee of the Company or an affiliate thereof. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Stonegate and the Company or their respective successors or assigns. Neither Stonegate nor any director, officer, employee or agent of Stonegate shall be considered to be an employee of the Company by virtue of the services provided hereunder.

15.  MISCELLANEOUS

     Stonegate's obligations under this Agreement are subject to the following general conditions:

     (a) Stonegate reserves the right to solicit the assistance of outside dealers ("Dealers") to assist in the offer and sale of the Placements; provided, however, that any such Dealers agree in writing to be bound by the terms of the applicable Placement. It is understood that Stonegate, in its sole discretion, shall be entitled to pay over to any such Dealers any portion of the compensation received by Stonegate hereunder. The Company shall have no financial liability for any fees or expenses of any such Dealers.

16.  CAPTIONS.

     The Section titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

17.  AMENDMENTS.

     No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each Party.

18.  PARTIAL INVALIDITY.

     If it is finally determined that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes as close as possible to expressing the intention of the invalid or unenforceable term or provision.

19.  ENTIRE AGREEMENT.

     This Agreement embodies the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

20.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.


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         IN WITNESS  WHEREOF,  this  Agreement  has been executed as of the date first written above by duly authorized representatives of the Company and Stonegate.

                                                     INTRAOP MEDICAL CORPORATION

                                                     By: /s/ Scott Griffith
                                                     Title: President




                                                     STONEGATE SECURITIES, INC.


                                                     By: /s/ Donald A. Goer
                                                     Title: President


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